                                                               FILE NO. 33-38879
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED MARCH 24, 1994)
                (TO PROSPECTUS SUPPLEMENT DATED MARCH 29, 1994)

                                    PROSPECTUS NUMBER: 1284
                                    DATED: OCTOBER 19, 1995


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              VARIABLE RATE NOTES



BASE RATE:                LIBOR


INDEX MATURITY:           1 Month


TRADE DATE:               October 19, 1995


SETTLEMENT DATE:          October 24, 1995


MATURITY DATE:            October 24, 1996


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   0.000%
                          (zero basis points)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Monthly, using two business days prior.


INTEREST PAYMENT DATES:   24th of every month, subject to modified following business day convention.


INITIAL INTEREST RATE:    5.86719%






     On April 24, 1995, the Company increased to $11,150,000,000 the aggregate principal amount of Medium- Term Notes, Series B authorized to be issued pursuant to the attached Prospectus Supplement and supplements related thereto. Such amount represents an increased authorization of $2,500,000,000. As of March 31, 1995, the Company had issued and outstanding Notes in an aggregate principal amount of approximately $5,566,708,000.